UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2011

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	20-1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on November 3, 2011. At the Annual Meeting, management Proposals 1, 2, and 3 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated October 3, 2011 for the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results are as follows:

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Board until the next Annual Meeting and until a successor has been elected and qualified, or until his or her earlier death, resignation or removal. The individuals were elected by the affirmative vote of a majority of the votes cast at the meeting. A majority of the votes cast “for” any nominee exceeded the votes cast “against” that nominee. Any shares not voted (whether withheld or by abstention, broker non-vote or otherwise) were not counted as votes cast and had no effect on the vote, although the shares were counted for purposes of determining whether there was a quorum.

	For	Authority Withheld	Broker Non-Vote
A. Clinton Allen	13,615,739	1,438,641	8,637,813
Stephanie Cuskley	14,546,976	507,404	8,637,813
Richard B. DeWolfe	13,615,739	1,438,641	8,637,813
Arthur H. Goldberg	14,989,713	64,667	8,637,813
Barry J. Gordon	14,581,976	472,404	8,637,813
Robert Lepofsky	13,607,739	1,446,641	8,637,813
Steven Santo	14,997,713	56,667	8,637,813

Lorne Weil	14,991,939	62,441	8,637,813

Proposal 2

This proposal by management was to ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal year ending June 30, 2012, as described in the proxy materials. This proposal to ratify the selection of J.H. Cohn LLP was approved by receiving the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Any shares present but not voted by abstention had the same effect as a vote “Against” the proposal. Broker non-votes had no effect on the results of this vote. This proposal was approved with approximately 99% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1% of the shares voting against the proposal.

For	Against	Abstained	Broker Non-Vote
23,486,664	107,667	97,862	—

Proposal 3

At the last Annual Meeting on January 19, 2011, the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as described in the proxy materials, to authorize the Board of Directors, at its discretion to, until the next Annual Meeting of Stockholders, (a) effect a reverse stock split of the Company’s common stock at a reverse split ratio of between 1-for-2 and 1-for-5, which ratio will be selected at the discretion of the Board of Directors, and (b) decrease the number of authorized shares of the Company’s common stock on a basis proportional to the reverse split ratio approved by the Board of Directors. To date, the Board of Directors has not effected such a reverse stock split. Therefore, the Board of Directors proposed that our stockholders again approve the reverse stock split within the same parameters previously approved by our stockholders, except that the Board of Director’s authorization to undertake such a reverse stock split will be extended to the Company’s next Annual Meeting. This proposal to reapprove an amendment to the Company’s Amended and Restated Certificate of Incorporation was approved as it received the affirmative vote of a majority of shares outstanding and entitled to vote on the matter. Any shares not voted (whether by broker non-vote or abstention) had the same effect as a vote “Against” the proposal. This proposal was approved with approximately 81% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 8% of the shares voting against the proposal.

For	Against	Abstained	Broker Non-Vote
21,457,642	2,195,940	38,611	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: November 4, 2011	By:	/s/ Tom Palmiero
Tom Palmiero

Secretary